POWER OF ATTORNEY



         Each of the undersigned hereby appoints Kenneth M. Socha as his true and lawful agent (with full power of substitution) to act in his name, place or stead to execute and file with the Securities and Exchange Commission a Schedule 13D under the Securities Exchange Act of 1934 (including any and all amendments thereto) reporting his interest in shares of common stock of Dyersburg Corporation together with the other information required thereby and a Joint Filing Agreement in connection therewith.

         THIS POWER OF ATTORNEY SHALL NOT BE AFFECTED BY
SUBSEQUENT DISABILITY OR INCOMPETENCE.

         In witness whereof, the undersigned have hereunto set their hand and seal this 12th day of November 1996.



/s/ Kurt T. Borowsky                              VAN BEUREN MANAGEMENT TRUST
------------------------
Kurt T. Borowsky
                                                  /s/ Kurt T. Borowsky
                                                  -----------------------------
                                                  Kurt T. Borowsky, Trustee
*
------------------------
David J. Roy
                                                  THE MCJ FOUNDATION
--------------
*Previously filed                                 /s/ Kurt T. Borowsky
                                                  ------------------------------
                                                  Kurt T. Borowsky, Director


                                                  THE PICK FOUNDATION, INC.

                                                  /s/ Kurt T. Borowsky
                                                  ------------------------------
                                                  Kurt T. Borowsky, Director